                                  SCHEDULE 14A
                                 (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934


     Filed by the registrant  __X__
     Filed by a party other than the registrant ____
     Check the appropriate box:

        _____  Preliminary Proxy Statement              ____ Confidential for
                                                        Use of the Commission
                                                        Only (as permitted by
                                                        Rule 14a-6(e)(2))
        __X__  Definitive Proxy Statement
        _____  Definitive Additional Materials
        _____  Soliciting Material Pursuant to Rule
               14a-11(c) or Rule 14a-12

                              FAB INDUSTRIES, INC.
                              --------------------
                (Name of Registrant as Specified in Its Charter)

                              FAB INDUSTRIES, INC.
                              --------------------
                  (Name of Person(s) Filing Proxy Statement)

          Payment of filing fee (Check the appropriate box):

       __X__  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-
              6(i)(2) or Item 22(a)(2) of Schedule 14A.

       _____ $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

       _____ Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      (1)  Title of each class of securities to which transaction applies:


      (2)  Aggregate number of securities to which transactions applies:


      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

      (4)  Proposed maximum aggregate value of transaction:

      (5)  Total fee paid:


     __X__  Fee paid previously with preliminary materials.


     _____ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

      (2)  Form, Schedule or Registration Statement No.:


      (3)  Filing Party:

      (4)  Date Filed:

                              FAB INDUSTRIES, INC.
                               200 Madison Avenue
                            New York, New York 10016



                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                  May 4, 1995


TO:      THE STOCKHOLDERS OF FAB INDUSTRIES, INC.

         Please take notice that the Annual Meeting of Stockholders of Fab Industries, Inc. (the "Company") will be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Thursday, May 4, 1995 at 10:15 a.m. for the following purposes:

         1. To elect two (2) directors to Class I of the Company's Board of Directors.

         2. To ratify the employment agreement dated March 1, 1993 between the Company and Mr. Samson Bitensky.

         3. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

        The Board of Directors has fixed the close of business on March 16, 1995 as the record date for the purpose of determining the stockholders entitled to notice of, and to vote at, the meeting. A list of the stockholders entitled to vote at the meeting will be open to the examination of any stockholder of the Company for any purpose germane to the meeting during ordinary business hours, at the offices of the Company, 200 Madison Avenue, New York, New York, for the 10-day period prior to the meeting.

        You are requested, whether or not you plan to be present at the meeting, to mark, date, sign and return promptly the accompanying proxy in the enclosed envelope to which no postage need be affixed if mailed in the United States. You may revoke your proxy for any reason at any time prior to the voting thereof, and if you attend the meeting in person you may withdraw the proxy and vote your own shares.

                                        By Order of the Board of Directors




                                        SHERMAN S. LAWRENCE,
                                        Secretary
Dated: April 3, 1995

                         ANNUAL MEETING OF STOCKHOLDERS

                                       OF

                              FAB INDUSTRIES, INC.
                               200 Madison Avenue
                            New York, New York 10016


                                PROXY STATEMENT





         The proxy accompanying this Proxy Statement is solicited by the Board of Directors of Fab Industries, Inc. (the "Company") for use at the Annual Meeting of Stockholders to be held at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, on Thursday, May 4, 1995 at 10:15 a.m., and at any adjournment or adjournments thereof. All proxies in the accompanying form which are properly executed and duly returned will be voted in accordance with the instructions specified therein. If no instructions are given, such proxies will be voted in favor of each of the nominees for director. The proxy may be revoked at any time prior to its exercise by written notice to the Company, by submission of another proxy bearing a later date, or by voting in person at the meeting. The approximate date of mailing of this Proxy Statement and the accompanying proxy to stockholders is April 3, 1995.


                        VOTING SECURITIES---RECORD DATE

         Only holders of the Company's Common Stock, $.20 par value (the "Common Stock"), of record at the close of business on March 16, 1995 (the "Record Date") will be entitled to notice of and to vote at the meeting or any adjournment or adjournments thereof. On that date, 6,015,619 shares of Common Stock were issued and outstanding. Each outstanding share entitles the holder thereof to one vote.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information as of the Record Date (except as noted below) as to the shares of Common Stock beneficially owned by each person known by the Company to be the beneficial owner of more than five percent of the outstanding Common Stock.

           Name and Address of       Number of Shares            Percent
              Beneficial Owner       Beneficially Owned (1)     of Class
           ----------------------    ----------------------    --------

           Samson Bitensky(2)             1,573,755(3)           26.2%
           200 Madison Avenue
           New York, New York 10016

           Quest Advisory Corp.,
           Quest Management Company and
           Charles M. Royce (4)             654,232(4)           10.9%
           1414 Avenue of the Americas
           New York, New York 10019
           ------------------------

(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his or its name and has sole voting and dispositive power with respect to such shares of Common Stock.

(2) Under rules and regulations of the Securities and Exchange Commission (the "Commission"), Mr. Bitensky may be deemed a "control person" of the Company.

(3) Includes 64,000 shares of Common Stock owned by the Halina and Samson Bitensky Foundation, Inc., and 89,996 shares of Common Stock owned by Mr. Bitensky's spouse. Mr. Bitensky disclaims beneficial ownership of the shares owned by his spouse.

(4) Quest Advisory Corp., a New York corporation ("Quest"), Quest Management Company, a Connecticut general partnership ("QMO") and Charles M. Royce comprise a group under Rule 13d-1(b) of the Securities Exchange Act of 1934, as amended. Quest beneficially owns and has sole voting power and sole dispositive power with respect to 623,532 shares of Common Stock and QMO beneficially owns and has sole voting power and sole dispositive power with respect to 30,700 shares of Common Stock shown in the table above. Charles M. Royce is an individual who may be deemed a "control person" of Quest and QMO. Mr. Royce disclaims beneficial ownership of the shares held by Quest and QMO. This information is derived from Quest's Schedule 13G, as amended, dated February 10, 1995, filed with the Commission.

     The following table sets forth certain information as of the Record Date as to the Common Stock beneficially owned by the Company's directors (of which Messrs. Shack and Kunreuther constitute the nominees for directors), the Chief Executive Officer of the Company, the other three executive officers identified in the Summary Compensation Table set forth herein and the directors and executive officers of the Company as a group.


                                     Shares of Common       Percent
                                     Stock Beneficially        of
                  Name of              Owned on the        Outstanding
             Beneficial Owner           Record Date(1)     Common Stock
             ----------------        -------------------   ------------

           Samson Bitensky                 1,573,755(2)       26.2%

           Sherman S. Lawrence                 7,750           *

           Donald D. Shack                       308           *

           Oscar R. Kunreuther                   400           *

           Louis Feil                          4,000           *

           Lawrence H. Bober                     332           *

           Stanley August                     57,369(3)        *

           Howard Soren                       30,782           *

           Steven Myers                       95,471(3)(4)     1.6%

           All directors and officers
           as a group (9 persons)          1,770,167(2)(4)(5) 29.2%
           ------------------------------
*       Less than 1%

(1) Except as otherwise indicated below, each of the persons listed in the table owns the shares of Common Stock opposite his name and has sole voting and dispositive power with respect to the shares of Common Stock indicated as being beneficially owned by him.

(2) See footnote 3 to the first table set forth above under the heading "Security Ownership of Certain Beneficial Owners and Management" with respect to beneficial ownership of these shares.

(3) Includes 20,000 shares of Common Stock deemed to be beneficially owned by reason of the right to acquire such shares within 60 days of the Record Date.

(4) Includes 46,666 shares of Common Stock owned by Beth B. Myers; 3,332 shares owned by Jessica C. Myers in a custodial account under control of Beth B. Myers; and 2,000 shares owned by Allison R. Myers in a custodial account under the control of Beth B. Myers. Beth B. Myers is the daughter of Mr. Bitensky, President and Chief Executive of the Company, and the spouse of Steven Myers, an officer of the company. Jessica C. Myers and Allison R. Myers are the minor daughters of Mr. and Mrs. Myers.
     Mr. Myers disclaims beneficial ownership of the shares owned by his spouse and minor daughters.

(5) Includes 40,000 shares of Common Stock deemed to be beneficially owned by directors and executive officers of the Company by reason of their right to acquire such shares within 60 days of the Record Date.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

       At the 1995 Annual Meeting of Stockholders, two directors are to be elected to Class I of the Company's Board of Directors for a term of three years. Unless a proxy shall specify that it is not to be voted for a director, it is intended that the shares represented by each duly executed and returned proxy will be voted in favor of the election as directors of Mr. Donald D. Shack and Mr. Oscar R. Kunreuther to Class I. Messrs. Shack and Kunreuther are at present directors of the Company. Messrs. Shack and Kunreuther were most recently elected at the 1992 Annual Meeting of Stockholders.

               The Class I directors elected will hold office until the 1998 Annual Meeting of Stockholders and until their respective successors are duly elected and qualify. If any of such nominees is not a candidate for election at the meeting, an event which the Board of Directors does not anticipate, the proxies will be voted for a substitute nominee. The Board of Directors recommends a vote FOR the election of each of the nominees.


                               Principal Occupation           Director
Name                  Age      and Company Office(1)            Since
------------------    ---      --------------------------      -------

Nominees for Election to Class I of the Board of Directors:

Donald D. Shack         66         Attorney, member of the      1986
                                   firm of Shack & Siegel,
                                   P.C.(2)

Oscar R. Kunreuther     74         Certified Public Accountant; 1991
                                   Associated with the
                                   Radix Organization, Inc. (3)


Continuing Members of the Board of Directors:

Class II---Term expires at the 1996 Annual Meeting of Stockholders:

Louis Feil              81         Real estate investment(4)   1966-1983
                                                                   1984

Lawrence H. Bober       70         Retired, Vice Chairman          1979
                                   of the Board, First New
                                   York Bank for Business and
                                   First New York Business
                                   BankCorp.(5)

Class III---Term expires at the 1997 Annual Meeting of Stockholders:

Samson Bitensky         75       Chairman of the Board of           1966
                                 Directors, President and Chief
                                 Executive Officer of the Company(4)

Sherman S. Lawrence     76       Attorney; Secretary of             1966
                                 the Company(4)(6)

(1) Unless otherwise indicated, directors' principal occupations have been their respective principal occupation for at least five years.

(2) Since April 3, 1993, Mr. Donald D. Shack has been a member of the law firm of Shack & Siegel, P.C. From January 1, 1990 until April 2, 1993, Mr. Shack was a member of the law firm of Whitman & Ransom. For more than five years prior to that time, Mr. Shack was a member of Golenbock and Barell which merged with Whitman & Ransom as of January 1, 1990. The Company had retained Golenbock and Barell since 1966, Whitman & Ransom since 1990, and Shack & Siegel, P.C., since its inception on April 3, 1993, to render legal services. Mr. Shack is a director of the following publicly-held companies: Andover Togs, Inc., Ark Restaurants Corp., International Citrus Corporation and Just Toys, Inc.

(3) Mr. Oscar R. Kunreuther was a partner in BDO Seidman, Certified Public Accountants and predecessor firms in excess of five years, until his retirement on June 30, 1987. Since then he has been associated with Radix Organization, Inc., a private merchant banking firm.

(4)     Member of the Executive Committee.

(5) Mr. Lawrence H. Bober is a retired Vice Chairman of the Board of First New York Business Bank Corp. ("FNYBBC") and of First New York Bank for Business (formerly, The First Women's Bank), a commercial bank and wholly-owned subsidiary of FNYBBC (the "Bank"), where he served from January 1988 until January 1991. On November 13, 1992, the Federal Deposit Insurance Corporation was appointed as receiver for the Bank. Prior to 1988 and for in excess of five years, Mr. Bober was a Senior Vice President of Manufacturers Hanover Trust Company, a commercial bank.

(6) The Company has retained since 1966, and proposes to retain in the current fiscal year, Mr. Sherman S. Lawrence to render legal services. The Company made payments aggregating $50,000 to Mr. Lawrence in respect of legal services rendered to the Company and its subsidiaries during the fiscal year ended December 3, 1994.

Information Concerning the Board of Directors


               The Audit Committee (composed of Mr. Kunreuther as Chairman and Messrs. Bober, Lawrence and Shack) held two meetings during the Company's past fiscal year. The committee is charged with receiving and reviewing the recommendations of the independent auditors, reviewing the audited consolidated financial statements, meeting periodically with the independent auditors and Company personnel with respect to the adequacy of internal accounting controls and reviewing the Company's accounting policies.

               The Company has a finance committee composed of Samson Bitensky, Lawrence H. Bober and Louis Feil, whose purpose is to discuss proper investments for corporate funds. There were no formal meetings of this committee held during the Company's past fiscal year.

        The Company has a stock option committee composed of Messrs. Bitensky, Feil and Lawrence, whose purpose is to make recommendations concerning the grant of options pursuant to the Company's stock option plan. There were no formal meetings of this committee held during the Company's past fiscal year.

        The Company established a compensation committee (the "Compensation Committee") on October 4, 1993 which is composed of Messrs. Bober and Feil. The Compensation Committee is charged with making recommendations regarding the compensation of senior management personnel and setting performance goals. The Compensation Committee held one teleconference meeting during the past fiscal year.

         The Company does not have a nominating committee.

         During the Company's past fiscal year, the Board of Directors held four meetings. No member of the Board of Directors attended fewer than 75% of the aggregate of (i) the number of meetings of the Board of Directors, and
(ii) the number of meetings of committees of the Board of Directors (during the periods he served on such committees), except that Mr. Lawrence H. Bober attended only one of the two Audit Committee meetings held during fiscal 1994.

         During 1994, the Company paid a fee of $10,000 per annum to Messrs. Feil, Kunreuther and Bober and $7,500 to each other director who was not a full-time employee. No additional fee is paid for service on committees of the Board of Directors.

                             EXECUTIVE COMPENSATION

               The Summary Compensation Table shown below sets forth certain information concerning the annual and long-term compensation for services in all capacities to the Company for the 1994, 1993 and 1992 fiscal years, of those persons who were (i) the Chief Executive Officer during fiscal 1994 and
(ii) the other three most highly compensated executive officers of the Company at the fiscal year ended December 3, 1994.


                       SUMMARY COMPENSATION TABLE


                                             Annual Compensation        All Other
      Name and Principal Position   Year   Salary ($)(1) Bonus ($)(2)   Compensation ($)(3)
  ------------------------------    -----  -------       --------      -------------------
  Samson Bitensky                     1994  350,000        815,120       20,341
      President and Chief             1993  350,000        939,200       23,981
      Executive Officer               1992  350,000        948,700       21,627


  Stanley August(4)                   1994  215,000        140,000       19,358
      Vice President                  1993  214,583        140,000       21,959
                                      1992  209,167        140,000       19,806


  Howard Soren(4)                     1994   150,000       110,000       15,328
      Vice President-Finance          1993   149,583       110,000       15,266
      and Treasurer                   1992   144,166       110,000       13,596


  Steven Myers(4)                     1994   150,000       110,000       15,318
        Vice President                1993   149,583       110,000       15,266
                                      1992   144,166       110,000       13,342

       ------------------------------------

  (1) Includes compensation deferred pursuant to the Company's qualified 401K Money Option Savings Plan.

  (2) The amounts set forth for Mr. Bitensky represent incentive compensation paid to Mr. Bitensky pursuant to his current and pr employment agreements as more fully discussed below under "Repor Compensation Committee on Executive Compensation".

  (3) Represents the amount of the Company's contribution under its Non-Qualified Executive Retirement Plan and the amount contributed by the Company to its Employee Stock Ownership Plan for shares allocated during each year to the account of the applicable officer.

  (4)   On December 3, 1994, Messrs. August, Soren and Myers held
        12,000, 6,000 and 6,000 shares (remaining from the original grant 30,000, 15,000 and 15,000 shares during the 1991 fiscal year), respectively, of restricted Common Stock having a market value, the closing price of the Common Stock on December 2, 1994, of $379,500 $189,750 and $189,750, respectively. The foregoing shares of restricted Common Stock will become transferable to the extent of 50% of such shares on each of the next two anniversaries of the date of grant hereafter. Any dividends declared in respect of shares of restricted Common Stock which are transferrable by the applicable officer were paid to such applicable officer. Any dividends declared in respect of shares of restricted Common Stock which have not become transferable by the applicable officer are held in escrow by the Company and will be paid to the applicable officer at such time as the shares in respect of which such dividend was declared become transferable by such officer.

          The table below sets forth certain information at December 3, 1994 with respect to unexercised options to purchase shares of Common Stock under the Company's Stock Option Plan to the Chief Executive Officer of the Company and the other three most highly compensated executive officers of the Company.


                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR END OPTION VALUES



                         Shares         Value     Number of Securities
                       Acquired on    Realized   Underlying Unexercised         Value of Unexercised in-the-money
    Name               Exercise (#)      ($)   Options at Fiscal Year-end(#)    Options at Fiscal Year-End ($)(1)
   -----               ------------   -------- ----------------------------     ----------------------------------
                                               Exercisable     Unexercisable    Exercisable  Unexercisable
                                               -----------     -------------    -----------  -------------

Samson Bitensky             -             -         -                -                 -            -

Stanley August              -             -       20,000             -              323,700         -

Howard Soren                -             -       20,000             -              323,700         -

Steven Myers                -             -       20,000             -              323,700         -


(1) Based on the closing sale price on the American Stock Exchange of the Company's Common Stock on December 2, 1994.

1990 Executive Retirement Plan

    A trusteed non-qualified Executive Retirement Plan was adopted by the Company effective November 30, 1990. Its purpose is to provide benefits to those key employees who are not participating in the Company's Profit-Sharing Plan. The plan is administered by a committee appointed by the Board of Directors who, prior to the first day of the plan year, designate those key employees who will be covered by the plan.

1987 Stock Option Plan

     . . . . . The 1987 Stock Option Plan (the "Plan"), adopted on
June 1, 1987 and amended March 15, 1988, February 28, 1989 and May 7, 1992, was approved by the stockholders of the Company on May 5, 1988. Under the Plan, options to purchase shares of Common Stock are designated at the time of grant as either "incentive stock options" ("ISOs"), which are intended to qualify under Section 422A of the Internal Revenue Code of 1986, or options which do not so qualify ("NQOs"). Under the plan, ISOs may be granted to employees, including employees who are also officers or directors of the Company. NQOs may be granted to employees, officers or directors of the Company, whether or not such directors are employees of the Company. An aggregate of 650,000 shares of Common Stock were reserved for issuance pursuant to options granted or to be granted under the Plan and 167,000 shares remain available for issuance as of the Record Date.

Employee Stock Ownership Plan

     . . . . . Effective as of November 25, 1991, the Company
established the Fab Industries, Inc., Employee Stock Ownership Plan (the "ESOP"). All full-time employees are eligible to participate upon the completion of one year of service. On December 18, 1991, the ESOP purchased 340,000 shares of Common Stock from Samson Bitensky, the Chairman of the Board and President of the Company, for $34.875 per share, which represented approximately 5.5% of the Company's then outstanding Common Stock. The Company loaned the sum of $11,857,500 to the ESOP to enable it to purchase such shares. The loan is payable by the ESOP in 15 equal annual installments plus interest at prime adjusted periodically.

     . . . . . Participants are not required or permitted to make contributions to the ESOP. The only contributions to the ESOP are made by the Company which is obligated to make contributions sufficient to pay the principal amount of the loan and interest accrued thereon. Dividends on the shares of Common Stock acquired by the ESOP are utilized to repay the loan from the Company. The shares of Common Stock acquired by the ESOP are allocated among the participants on the basis of their relative compensation (as defined in the ESOP). Voting rights attach to the allocated shares and to a participant's percentage of unallocated or unvoted shares, according to a formula detailed in the plan.

                    COMPARISON OF FIVE-YEAR CUMULATIVE
                                TOTAL RETURN

    The graph set forth below compares the yearly percentage change and the cumulative total shareholder return on the Company's Common Stock against the cumulative total return on the American Stock Exchange Market Value index and a peer group comprised of those public companies whose business activities fall within the same standard industrial classification code as the Company for the period commencing December 2, 1989 and ending December 3, 1994. This graph assumes a $100.00 investment in the Company's Common Stock and in each index on December 2, 1989 and that all dividends paid by companies in each index were reinvested.


[The Performance Graph is being filed in tabular form pursuant to
                     Item 304(d) of Regulation S-T.]

                            1989    1990    1991     1992     1993      1994

Fab Industries, Inc.        $100   $89.17  $190.17  $181.92  $208.80  $194.86

Broad Market Index -
American Stock Exchange     $100   $85.44  $100.27  $107.90  $124.51  $118.51

Peer Group -
SIC Code 225                $100   $76.81  $141.35  $219.90  $176.49  $160.62

                   REPORT OF THE COMPENSATION COMMITTEE
                         ON EXECUTIVE COMPENSATION

          It has been the policy of the Company to tie a significant portion of executive compensation to corporate performance. For the three principal executives other than Mr. Bitensky, the key elements are base salary, annual bonus and long-term incentive opportunities in the form of restricted stock and stock options. For all of the four principal executives, including Mr. Bitensky, the largest portions of total compensation are based on performance (as opposed to base salaries and benefits).

          Mr. Bitensky is one of the founders of the Company. He owns approximately 1,570,000 shares of Common Stock constituting approximately 26% of the total amount. Accordingly, his interest is very much aligned with the interest of all stockholders and the Company has not considered it sensible to relate Mr. Bitensky's compensation to the Company's performance through long-term stock incentives such as restricted stock or stock options. Instead, Mr. Bitensky's compensation is tied to Company performance through the use of incentive compensation. The members of the Compensation Committee believe that Mr. Bitensky continues to be significantly responsible for the Company's success.

          Mr. Bitensky entered into an employment agreement with the Company effective April 1, 1993, pursuant to which he is to perform the duties of its President and Chief Executive Officer. The agreement expires March 31, 1998, subject to automatic successive one year renewals unless either party terminates on notice given not less than six months prior to the then expiration date. The agreement provides for an annual base salary of $350,000, or such greater amount as the Board of Directors may from time to time determine, and incentive compensation if the Company's annual pre-tax income exceeds $10,000,000 equal to 3% of the Company's annual pre-tax income up to $11,000,000 and 4% of such pre-tax income in excess of $11,000,000. In the event of disability as defined in the employment agreement, compensation at the above rate is payable for the first year, and at one half such rate for the second year of such disability. Upon termination of full-time employment, Mr. Bitensky will be retained to provide advisory and consulting services for a period of five years for a fee of $250,000 per annum. In the event of the death of Mr. Bitensky while employed or providing consulting services, an amount equal to the average annual compensation paid to Mr. Bitensky over the three most recent years is payable to his beneficiaries over a period of five years.

          In the event of Mr. Bitensky's death while employed or within two years after termination of employment, the agreement provides an option to Mr. Bitensky's estate, exercisable during the period of six months after the appointment of Mr. Bitensky's personal representative, to sell to the Company such number of shares of Common Stock as may be purchased with an amount equal to
(i) the lesser of (A) $7,000,000 or (B) 10% of the Company's net worth at the end of the fiscal year immediately prior to Mr. Bitensky's death, plus (ii) such amount as may be purchased with the proceeds of life insurance which the Company may purchase from time to time on Mr. Bitensky's life. Currently the Company maintains several life insurance policies on Mr. Bitensky's life providing for the payment of an aggregate of $3,000,000 for such purpose. The purchase price of shares purchased pursuant to the option is the market price per share increased by an amount equal to one-half of the amount by which the book value per share exceeds the market price per share.

          As indicated above, the key elements of the compensation payable to the three principal executives other than the President are base salary, annual bonus and long-term incentives in the form of restricted stock and stock options. By far, the largest portions of total compensation are performance based.

          Adjustment of base salaries involves considerations of competitive data, assessment of performance, position tenure and internal comparability. The base salaries of the three executives are considered to be average by industry standards and are adjusted modestly, the primary focus being on total compensation. All three executives are eligible to receive annual cash bonuses based on a review of the Company's performance during the year for which such a bonus is payable. 1994 was a very profitable year, although not as profitable as 1993. It was not deemed appropriate, however, that bonuses to the three executives be decreased and, accordingly, the cash bonuses for 1994 were equal to those paid in 1993.

          The Company's stock option and restricted stock programs are designed to align the interests of the executives with those of the stockholders at large. Options are granted with exercise prices equal to market on the grant date and vest, generally, over a period of five years. This approach is designed to provide incentives for the creation of stockholder values over the long term since the full benefit of the option cannot be realized unless price appreciation occurs over a number of years and the executive is rewarded only to the extent that stockholders at large have benefited. The Company's restricted stock program contemplates the grant of shares of Common Stock which the recipient may not sell or otherwise dispose of until an applicable restriction period lapses and which are forfeited if the recipient terminates employment prior to the lapsing of the restriction period.

          The Company does not issue options or grant restricted stock on any fixed basis preferring to maintain a flexible program. No options were issued or grants made to executives in 1994. Options were issued in equal amount to Messrs. August, Soren and Myers in 1988 and 1990. Restricted stock grants, related in amount to salary and bonus, were made to Messrs. August, Soren and Myers in 1991. The restricted shares granted vested as to 40% in two years with an additional 20% vesting in each of the next three years.

          The foregoing Report of the Compensation Committee on Executive Compensation shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates such information by reference.

                                             Lawrence H. Bober
                                             Louis Feil

                     PROPOSAL 2 - RATIFICATION OF
                  SAMSON BITENSKY'S EMPLOYMENT AGREEMENT


          The 1993 Revenue Reconciliation Act (the "Revenue Act") provides that publicly held corporations will not be able to deduct compensation paid to certain executive officers to the extent that such compensation exceeds $1,000,000, unless certain requirements are satisfied. The Revenue Act rules do not apply to compensation based on the attainment of performance goals if, among other requirements, the material terms of such compensation, are disclosed to and approved by stockholders.

          The employment agreement is therefore being submitted to stockholders for their approval of the terms of the employment agreement as those terms are described above under "Report of the Compensation Committee on Executive Compensation".

Required Vote

          The affirmative vote of a majority of the shares of Common Stock outstanding and entitled to vote on this matter is required to ratify the employment agreement pursuant to the following resolution:

               "RESOLVED, that the employment agreement dated March 1, 1993 between the Company and Mr. Samson Bitensky, is hereby ratified, affirmed and approved in all respects."

     THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE "FOR" RATIFICATION AND APPROVAL OF MR. BITENSKY'S EMPLOYMENT AGREEMENT.

               RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTS

          The firm of BDO Seidman, Certified Public Accountants, 330 Madison Avenue, New York, New York, served as the Company's independent public accountants for its fiscal year ended December 3, 1994. No independent public accountant has been formally selected by the Company for the current fiscal year. In keeping with the Company's policy, formal selection of the Company's independent public accountants will be considered by the Company's newly-elected Board of Directors at the Annual Meeting of Directors to be held immediately following the Company's Annual Meeting of Stockholders on Thursday, May 4, 1995. Representatives of BDO Seidman are expected to be present at the Company's 1995 Annual Meeting of Stockholders and available to respond to appropriate questions from stockholders. Such representatives will also be accorded an opportunity to make a statement at such time should they desire to do so.

                            VOTING  PROCEDURES

          Pursuant to Commission rules, a designated blank space is provided on the proxy card to withhold authority to vote for one or more nominees for director and a box is provided on the proxy card for stockholders to mark if they wish to abstain on Proposal 2. Votes withheld in connection with the election of one or more directors will not be counted in determining the votes cast and will have no effect on the vote. Abstentions in connection with the ratification of the employment agreement between the Company and Mr. Samson Bitensky will be counted and therefore will affect a negative vote.

          Under the rules of the National Association of Securities Dealers, brokers who hold shares in street name for customers have the authority to vote on certain items when they have not received instructions from beneficial owners. Under the General Corporation Law of the State of Delaware, a broker non-vote will have no effect on the outcome of the election of directors and will have the same effect as a vote against Proposal 2.

                                  GENERAL

          The solicitation of proxies in the accompanying form is made by the Board of Directors and the cost thereof will be borne by the Company. In addition to the solicitation of proxies by use of the mails, some of the officers, directors and other employees of the Company may also solicit proxies personally or by mail, telephone or telegraph, but they will not receive additional compensation for such services. Brokerage firms, custodians, banks, trustees, nominees or other fiduciaries holding shares of Common Stock in their names will be requested by the Company to forward proxy materials to their principals and will be reimbursed for their reasonable out-of-pocket expenses in such connection.

          As of the date of this Proxy Statement, the Board of Directors is not aware of any other matters to be presented for action, but if any other matters properly come before the meeting, it is intended that the persons voting the accompanying proxy will vote the shares represented thereby in accordance with their best judgment.

          It is important that proxies be returned promptly. Therefore, whether or not you plan to attend the meeting in person, you are urged to mark, date, execute and return your proxy in the enclosed envelope, to which no postage need be affixed if mailed in the United States. The proxy may be revoked at any time before it is exercised. If you attend the meeting in person you may withdraw the proxy and vote your own shares.

Stockholder Proposals

          Stockholder proposals in respect of matters to be acted upon at the Company's 1996 Annual Meeting of Stockholders should be received by the Company on or before December 2, 1995 in order that they may be considered for inclusion in the Company's proxy materials.


     THE COMPANY WILL PROVIDE WITHOUT A CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 3, 1994, INCLUDING FINANCIAL STATEMENTS AND SCHEDULE THERETO, TO EACH OF THE COMPANY'S STOCKHOLDERS OF RECORD ON MARCH 16, 1995, AND EACH BENEFICIAL STOCKHOLDER ON THAT DATE, UPON RECEIPT OF A WRITTEN REQUEST THEREFOR MAILED TO THE COMPANY'S OFFICES, 200 MADISON AVENUE, NEW YORK, NEW YORK 10016, ATTENTION: SECRETARY. IN THE EVENT THAT EXHIBITS TO SUCH FORM 10-K ARE REQUESTED, A FEE WILL BE CHARGED FOR REPRODUCTION OF SUCH EXHIBITS. REQUESTS FROM BENEFICIAL STOCKHOLDERS MUST SET FORTH A GOOD FAITH REPRESENTATION AS TO SUCH OWNERSHIP ON MARCH 16, 1995.



                    By Order of the Board of Directors,




                                   SHERMAN S. LAWRENCE,
                                   Secretary


Dated:  April 3, 1995

                                                                 Appendix A

                          FAB INDUSTRIES, INC.

                     ANNUAL MEETING OF STOCKHOLDERS

                               MAY 4, 1995


        This Proxy Solicited on Behalf of the Board of Directors


     THE UNDERSIGNED, revoking all previous proxies, hereby appoints HOWARD SOREN and SHERMAN S. LAWRENCE, or either of them, attorneys and proxies with power of substitution, for and in the name, place and stead of the undersigned, and with all the powers the undersigned would possess if personally present, to vote as instructed below all of the shares of Common Stock of FAB INDUSTRIES, INC. (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company, to be held on Thursday, May 4, 1995 at 10:15 A.M., at the principal office of the Company, 200 Madison Avenue, New York, New York 10016, and at any adjournment or adjournments thereof. The shares represented by this Proxy will be voted as indicated below upon the following matters, as more fully described in the Proxy Statement.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
ACCORDANCE WITH THE INSTRUCTIONS GIVEN.  IF NO SUCH INSTRUCTIONS
ARE GIVEN, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN
FAVOR OF THE NOMINEES FOR DIRECTORS AND FOR ITEM 2.


          (See reverse side)

[     ]  ____________        _______
       ACCOUNT NUMBER       COMMON

1.        Election of (2) Directors to Class I
                                   (Instruction:   To withhold
                                   authority to vote
 FOR ALL NOMINEES   WITHHOLD       for any individual nominee
 LISTED (except as  AUTHORITY      strike a line through the
 marked to the      to vote for    nominee's name in the text
 contrary)          all nominees   below.)  To Class I of the
                    listed         Board of Directors
                                   (to hold office until the
                                   1998 Annual Meeting
                                   of Stockholders): Donald D.
                                   Shack, Oscar R. Kunreuther


      [      ]         [      ]

_____________________________________________________________________

2. Ratification of the employment agreement dated March 1, 1993 between the Company and Mr. Samson Bitensky.

   For       Against     Abstain
   [      ]   [      ]   [      ]

_____________________________________________________________________

3. In their discretion, upon such other business as may properly come before the meeting.

_____________________________________________________________________

                                   Dated: ___________________,1995

                                   _____________________________

                                   ______________________________

                                   Note: Please sign exactly as
                                   your name or names appear
                                   hereon.  Joint owners should
                                   each sign personally.  When
                                   signing as executor,
                                   administrator, corporation
                                   officer, attorney, agent,
                                   trustee or guardian etc.,
                                   please add your full title to
                                   your signature.
                                       Note: Please date, mark (in
                                       blue or black ink), sign
                                       and mail this Proxy in the
                                       envelope provided for this
                                       purpose.  No postage is
                                       required for mailing in the
                                       United States.